Exhibit 10.54

SEVENTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

THIS SEVENTH AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this “Amendment”) is dated as of March 15, 2019 by and between NETAPP,
INC., a Delaware corporation (“Seller”), and GOOGLE LLC, a Delaware limited liability company
(“Buyer”).

RECITALS

A. Buyer (as successor-in-interest to Google Inc., a Delaware corporation) and Seller entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of September 11, 2017 (the “Original Agreement”), as amended by that certain First Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of October 2, 2017 (the “First Amendment”), and as further amended by that certain Second Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of October 25, 2017 (the “Second Amendment”), and as further amended by that certain Third Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of October 31, 2017 (the “Third Amendment”), and as further amended by that certain Fourth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of November 2, 2017 (the “Fourth Amendment”), and as further amended by that certain Fifth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of November 8, 2017 (the “Fifth Amendment”), and as further amended by that certain Sixth Amendment to Agreement of Purchase and Sale and Joint Escrow Instructions dated as of November 10, 2017 (the “Sixth Amendment”), and together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Original Agreement, the “Agreement”) with respect to certain real property, improvements and undeveloped land located in Sunnyvale, California (as more particularly described in the Agreement, the “Property”). All capitalized and undefined terms used in this Amendment shall have the meanings given to them in the Agreement.

B. Buyer and Seller wish to amend the Agreement to reflect the agreement of the parties as to the Subdivision Conditions and to make certain other modifications, all as set forth in this Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and of the conditions, terms, covenants, and agreements set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree that the Agreement is amended as follows:

1. Recitals & References. The Recitals set forth above are incorporated herein as though set forth in full herein. All references to the "Agreement" in this Amendment or in the Agreement shall mean the Agreement as amended by this Amendment.

2. Subdivision Conditions. The parties acknowledge that the City has required the performance of certain Subdivision Conditions in connection with the City’s final approval of the Subdivision Map for the Common Lot pursuant to the Recommended Conditions of Approval and Standard Development Requirements attached hereto as Exhibit A (the “Conditions of Approval”). Pursuant to the terms of Section 3.2.3 of the Original Agreement, the patrties have agreed to allocate responsibility for the Subdivision Conditions described in the Conditions of Approval in accordance with this Section. Buyer hereby agrees to perform, at its sole cost and expense, the work referenced as General Conditions GC‑3, GC‑4, GC‑5, PS‑1 (with respect to any new construction and major alterations to existing buildings performed by•Buyer), BP‑1, BP‑2, BP‑3, BP‑4, BP‑5, BP‑6 (as part of the Building Permit Application), EP‑4 (with respect to any new construction and major alterations to existing buildings performed by Buyer), EP‑5 (with respect to any new construction and major alterations to existing buildings performed by Buyer), EP‑10, EP‑11 (with respect to any new construction and major alterations to existing buildings performed by Buyer), EP‑13, EP‑14, EP‑15, EP‑16, EP‑17, EP‑18, EP‑19, EP‑20, EP‑23 (with respect to any new construction and major alterations to existing buildings performed by Buyer), EP‑24 (with respect to any new construction and major alterations to existing buildings performed by Buyer), EP‑25 (with respect to any new construction along the frontage of Geneva Avenue performed by Buyer), EP‑26 (with respect to any new construction along the frontage of Geneva Avenue performed by Buyer), EP‑27 (with respect to any new construction along the frontage of Geneva Avenue performed by Buyer), EP‑28 (with respect to any new construction along the frontage of Geneva Avenue performed by Buyer), EP‑29 (with respect to any new construction along the frontage of Geneva Avenue performed by Buyer), EP‑30 (with respect to any new construction along the frontage of Geneva Avenue performed by Buyer), EP‑31 (with respect to any new construction along the frontage of Geneva Avenue performed by Buyer), EP‑32, PM‑5 (with respect to the sidewalk construction along the Geneva Avenue frontage under a separate MPP Permit), PM‑6 (with respect to the sidewalk construction along the Geneva Avenue frontage under a separate MPP Permit), PF‑2 (only in the event the parking lot construction in the Buyer's area of control takes place during the subdivision process), and PF‑3 (through a MPP Permit) of the Conditions of Approval. Seller hereby agrees that it shall perform, at its sole cost and expense, all other Subdivision Conditions set forth in the Conditions of Approval that are required to be performed in order to secure the City's final approval of the Subdivision Map for the Common Lot and the recordation thereof in the Official Records. Seller and Buyer acknowledge that the City could impose additional conditions as part of the plan check process for the approval of the Final Map and agree that in the event of any such additional conditions that create additional expense or performance obligations (the “Additional Conditions”), Seller shall provide Buyer with prompt notice of such Additional Conditions and the parties shall promptly meet and work cooperatively together in good faith to resolve the property allocation of any actions necessary to meet such Additional Conditions. For the purposes of this Amendment, the Additional Conditions shall be deemed to be Subdivision Conditions (as defined in the Original Agreement) and all of the terms and conditions of Section 3.2.3(f) of the Original Agreement, including review and approval (or disapproval) of such Additional Conditions and the termination right of the parties set forth therein with respect to the Subdivision Conditions, shall be applicable to the Additional Conditions.

3. Outside Second Closing Date. The Outside Second Closing Date to be August 30, 2019 and pursuant to the terms of Paragraph 15 of Article I of the Original Agreement. Seller has the right to further extend the Outside Second Closing Date for two (2) additional periods of six (6) months each. In addition to Seller's right to extend the Outside Second Closing Date, Buyer shall have the right, by written notice delivered to Seller at least three (3) business days in advance of the then-existing Outside Second Closing Date, to extend the Second Closing Date for a period of up to six (6) months in order for Buyer to complete the work related to the Subdivision Conditions that Buyer has agreed to perform pursuant to Section 2 above.

4. Common Lot Real Property Taxes. Buyer and Seller acknowledge that the County of Santa Clara has erroneously charged both Buyer and Seller for real property taxes related to the Common Lot, and that both Buyer and Seller have each paid annual real property taxes for fiscal year 2018/2019 for the Common Lot to the County of Santa Clara. Buyer and Seller are protesting such double payment of real property taxes related to the Common Lot. Accordingly, Buyer and Seller shall reasonably cooperate with each other to resolve the assessment issues and such overpayment of real property taxes for the Common Lot prior to the Second Closing Date, or within a reasonable period after proper documentation from the County of Santa Clara is received by Buyer and Seller. If Buyer is charged after the Second Closing Date for any real property taxes and assessments attributed to the portion of the Common Lot that constitutes Seller Common Lot (including any improvements thereon), Buyer shall promptly provide Seller with such tax bill and Seller shall be obligated to pay such tax bill within thirty (30) days following receipt thereof. If Seller is charged after the Second Closing Date for any real property taxes and assessments attributed to the portion of the Common Lot that constitutes the Google Common Lot (including any improvements thereon), Seller shall promptly provide Buyer with such tax bill and Buyer shall be obligated to pay such tax bill following receipt thereof to the extent such amount has not been paid pursuant to the Revised CC&Rs. Seller shall promptly inform Buyer of any notices of reassessment for the base year value adjustments that are attributable to the Common Lot assessment and taxes as of the Second Closing Date. If re-parceling (as a result of the subdivision of the Common Lot) of the Common Lot has occurred, both parties shall be informed to ensure proper assessment of the Google Common Lot and the Seller Common Lot. Additionally, with respect to any tax proceedings that relate to the Common Lot for the tax year in which the Second Closing Date occurs, neither Seller nor Buyer may settle any such tax proceeding without the written consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, and any tax refunds and credits received after the Second Closing Date which are attributable to the Common Lot and for the fiscal tax years prior to the Second Closing Date shall belong to both Buyer and Seller based upon the previously agreed prorations set forth in the Original Agreement, and those which are attributable to the fiscal year in which the Second Closing date occurs shall be prorated based upon each parties respective periods of ownership of the Common Lot. Buyer may settle any tax proceedings with respect to the Real Property and the Google Common Lot for the tax year in which the Second Closing Date occurs, subject to the apportionment requirements set forth in the Agreement. The terms of this Section 4 shall survive the Second Closing and not be merged therein.

5. Full Force and Effect. Buyer and Seller hereby agree that the Agreement is in full force and effect, and that except as modified by this Amendment, the terms and provisions of the Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be a part of the Agreement and shall be deemed incorporated in the Agreement by this reference.

6. Counterparts; Electronic Copy. This Amendment may be executed in two (2) or more counterparts, each of which shall be an original, and all of which shall constitute one original of this Amendment. Signatures to this Amendment transmitted by email shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own emailed signature and shall accept the emailed signature of the other party to this Amendment.

7. Entire Agreement. The Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between the parties hereto and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Agreement, as so amended, and no provision of the Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in party, except by a written instrument executed by all of the parties hereto.

8. Governing Law. This Amendment shall be governed by the laws of the State of California.

9. Authority. Each signatory of this Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLER: NETAPP, INC. a Delaware corporation By: /s/Jeffrey Bergmann Name: Jeffrey Bergmann Title: Vice President, Tax & Treasury

BUYER: a Delaware limited liability company By: /s/David Radcliffe Name: David Radcliffe Title: VP, Real Estate